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                                                               Exhibit 10.18
                                                             [EXECUTION COPY]



                         PHYSICIAN EMPLOYMENT AGREEMENT

         THIS PHYSICIAN EMPLOYMENT AGREEMENT (the "Agreement") dated as of April ___, 1997 (the "Execution Date"), is entered into by and between ARTHRITIS AND RHEUMATIC DISEASE SPECIALTIES, INC., a Florida corporation and its successors and assigns (the "Company") and NORMAN GAYLIS, M.D., (the "Physician").

                             PRELIMINARY STATEMENTS

1. Simultaneous with the execution and delivery of this Agreement, ContinuCare Corporation, a Florida corporation and Sheridan Healthcorp, Inc., a Florida corporation closed the transactions memorialized by two Stock Purchase Agreements, dated as of April 10, 1997 (the "Stock Purchase Agreements") whereby ContinuCare acquired all of the issued and outstanding stock of Norman Gaylis, Inc, and Arthritis and Rheumatic Disease Specialties, Inc. All capitalized terms not defined in this Agreement shall have the meanings given them in the Stock Purchase Agreements.

2. Physician is currently employed by Arthritis and Rheumatic Disease Specialties, Inc. pursuant to an Employment Agreement dated January 4, 1996. The Physician desires to terminate such Employment Agreement and to enter this Employment Agreement.

3. The Company desires to employ the Physician and the Physician desires to serve the Company, on the terms and subject to the conditions contained in this Agreement.

         In consideration of the parties' promises and mutual covenants in this Agreement, the Company and the Physician agree as follows:

                                   AGREEMENT

         1. EMPLOYMENT. The Company employs the Physician and the Physician accepts the employment upon this Agreement's terms and conditions.

         2. TERM OF EMPLOYMENT. Unless terminated earlier under the provisions of this Agreement, the initial term of employment of the Physician shall be for a period of four (4) years (the "Term"), commencing on April ___, 1997 (the "Commencement Date") and expiring on March 31, 2001 (the "Expiration Date"). One Hundred Eighty (180) days prior to the expiration of the Term, the Company may elect, in its sole discretion, to extend the term for a period of three years (the "First Renewal Term") by sending a written notice to the Physician. One Hundred Eighty (180) days prior to the expiration of the First Renewal Term and any Additional Renewal Terms (as defined below), the Company may elect, in its sole discretion, to extend the term for consecutive three-year periods (the "Additional Renewal Terms") by sending a written notice to the Physician. The First Renewal Term and the Additional Renewal Terms shall be collectively the "Renewal Terms" and shall be upon the same terms and conditions as contained in this Agreement (except where otherwise specified in this Agreement). Any written notice from the Company to the Physician notifying Physician of the Companies intent to extend the Term or any Renewal Terms shall be a "Renewal Notice".

         The Physician, in his sole discretion, may reject the Company's election for any Renewal Terms, by sending a notice to the Company within twenty (20) days of the Renewal Notice (a "Rejection Notice"). If the Physician rejects an extension of the Term or any Renewal Terms, then this Agreement shall terminate upon the Expiration Date of the Term or Renewal Term then in effect. If the Physician fails to timely send the Company a Rejection Notice, then this Agreement shall be extended for the First Renewal Term or any Additional Renewal Term, as applicable.

         3. COMPENSATION. During the Term and all Renewal Terms, the Physician shall be compensated as follows:


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                  (a) SALARY COMPENSATION.

                           (i) BASE COMPENSATION. Provided that this Agreement
has not been terminated, the Company shall pay to the Physician as compensation for the performance of his duties under this Agreement, base compensation at an annual rate of: (i) Four Hundred Fifty Thousand Dollars ($450,000.00) during the Term; and, (ii) Five Hundred Thousand Dollars ($500,000.00) during any Renewal Terms. The Physician shall be paid Base Compensation biweekly in substantially equal installments, or at more frequent intervals as the Board of Directors may determine, subject to all applicable withholdings, set offs, and taxes.

                           (ii) REDUCTION OF BASE COMPENSATION. The Company
acknowledges that Physician serves, on the Company's behalf as Medical Director of various inpatient and outpatient hospital programs throughout the North Dade and South Dade areas. In the event that all of these programs are terminated and a replacement program or programs are not implemented by the Company within six (6) months of the termination of all of these programs which generate at least Two Hundred Thousand Dollars ($200,000.00) of revenue, Physician's current base salary at the time the six (6) month period has elapsed shall be reduced an amount equal such reduction but in no event shall such reduction be more than Two Hundred Thousand Dollars ($200,000.00).

                           (iii) INCENTIVE COMPENSATION. Provided that this
Agreement has not been terminated, during each year of the Term and any Renewal Term, the Physician shall be entitled to receive fifty percent (50%) of earnings before interest, taxes, depreciation and amortization ("EBITDA") derived from the Physician's provision of professional services (the "Physician Services") at the PA Offices listed on Schedule 3(a)(ii) which EBITDA is in excess of Three Hundred Sixty Five Thousand Dollars ($365,000.00) derived from the Physician Services at those PA Offices or any future offices opened by the Company where Physician provides Physician Services. All Incentive Compensation payable pursuant to this Agreement shall be paid to Physician annually within ninety (90) days of the end of each calendar year during the Term and all Renewal Terms, subject to applicable withholdings, insurance copayments and other taxes. The Physician shall be entitled, upon reasonable request to the Company, to be given access to records directly related to the EBITDA from the Physician Services.

                  (b) EMPLOYEE BENEFIT PLANS. The Physician shall be entitled to participate in or benefit from the benefits that are afforded to other Company employees. The Company retains the right to terminate or alter in its sole and absolute discretion, any plans or policies from time to time. The Company's existing benefit plans are described on Schedule 3(b), which benefits may be altered or terminated by the Company at any time.

                  (c) VACATION AND SICK DAYS. The Physician shall accrue six
(6) weeks paid vacation time during each 12 month calendar year commencing April 10, 1997. The Physician shall also accrue ten (10) paid sick days the contract year he is employed under this Agreement. Vacation and sick days shall be used within the contract year, and vacation days shall only be used at the times and intervals mutually agreed upon between Physician and the Company. The Physician shall not be entitled to any additional compensation for unused vacation and sick days. Additionally, any time spent by Physician on education, through the attendance of lectures, seminars or other educational activities, when Physician would otherwise be providing services to the Company shall be considered vacation time.

                  (d) LICENSES, STAFF FEES AND PROFESSIONAL FEES. During the Term and all Renewal Terms, the Company shall pay Physician's applicable hospital medical staff fees and professional license fees which enable Physician to fulfill his obligations under this Agreement.

                  (e) PROFESSIONAL LIABILITY INSURANCE. During the Term and all Renewal Terms, the following will apply:

                           (i) the Company shall insure, at its cost, the
Physician under the Company's current professional liability policy written by Zurich-American Insurance Company ("Physicians' Insurance") in the amount of $1,000,000.00 for each claim and $3,000,000.00 annual aggregate limit and the costs for such insurance shall be borne by the Company;


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                           (ii) in the event the Company determines to provide
professional liability insurance for the Physician from other than Physicians' Insurance, at its costs, the Company agrees to provide coverage limits no less than as specified in subsection (i) above;

                           (iii) subject to Section 3(e)(vi), the Company may,
in its absolute sole discretion, at any time during the Term and all Renewal Terms, continue, modify, change or substitute the malpractice insurance policy coverage for Physician and/or the Company for Physician's provision of medical services while acting in the scope of his employment pursuant to the terms and conditions of this Agreement which was obtained pursuant to Company's obligations under this Agreement;

                           (iv) Physician shall immediately execute and
deliver, in strict accordance with Company's written instructions, all documents and instruments necessary to effectuate the provisions of this Section; and,

                           (v) Physician agrees to act in full accordance with
the terms and conditions of any and all malpractice insurance policies, copies of which shall be provided to the Physician.

                           (vi) subject to Section 3(e)(i) and (ii), Company
will obtain a continuous claims made professional liability insurance policy to cover Physician pursuant to the terms of this Agreement. The Company shall, at the Company's expense, continue to cover Physician for medical malpractice claims arising out of his employment under this Agreement through a date four
(4) years from the date of termination by: (i) continuing the continuous claims made professional liability insurance policy, (ii) purchasing a replacement continuous claims made professional liability insurance policy with retroactive coverage which does not create any lapse in coverage; or, (iii) purchasing appropriate tail coverage to meet its obligation under this subparagraph.

                  (f) WITHHOLDINGS. The Company may withhold from any compensation or other benefits payable under this Agreement, or arrange for the payment of, any federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         4.       EMPLOYMENT DUTIES.

                  (a) The Physician agrees during his employment under this Agreement to: (i) serve, at the pleasure of the Company's Board of Directors, as the Company's President; (ii) provide medical services on behalf of the Company as a duly licensed physician under the laws of the State of Florida;
(iii) provide the Physician Services; and, (iv) perform any other duties and assignments relating to the business of the Company, its affiliates and subsidiaries, as the Company's Board of Directors or its delegates directs, provided further that those duties or assignments shall be reasonably related to the Physician's expertise and experience ((i), (ii), (iii) and (iv) shall be collectively, the "Physician Duties"). During the Term and any Renewal Terms, the Physician shall, except during vacation periods, approved leaves and periods of illness, devote his entire business time and attention to the performance of the Physician Duties under this Agreement and shall use his best efforts, skills and abilities to perform his duties in accordance with applicable laws which are brought to his attention by the Company and to promote the Company's best interests.

                  (b) CALL. The Physician agrees and acknowledges that his services may be necessary on evenings and weekends, and shall be available for weekday and weekend call in accordance with the Company's reasonable call policies and schedules.

                  (c) ACCESS TO RECORDS. Upon written request, and in accordance with Title 42 of the United States Code, Section 1395(x)(v)(l)(I), as amended, Physician agrees to make available to the Secretary of the United States Department of Health and Human Services or the Comptroller General of the United States, or any of their duly authorized representatives, this Agreement, all documents and records necessary to certify the nature and extent of services provided by Physician under this Agreement.


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                  (d) ACTIVITY. The Company agrees to pay for or reimburse
Physician for any reasonable business expenses including, without limited to a car allowance of five hundred dollars ($500) per month, cellular phone, beeper and other normal business expenses incurred by the Physician and approved by the Company.

                  (e) MISCELLANEOUS. The Physician further agrees and acknowledges that he shall comply with and follow all written policies, standards, rules and regulations established by the Company in performing the Physician Duties under this Agreement, and agrees to be bound by and comply with the terms and conditions of other agreements to which the Company is a party to, or to which it may become a party to, with hospitals, ambulatory surgical centers, insurance companies, third party payers and other providers of medical services in connection with the provision of medical services.

                           (i) Without the Company's prior written consent
(which consent shall not be unreasonably withheld), the Physician shall not, during: his employment under this Agreement, render medical services, or any other related services, for any other person or entity as an employee, agent, independent contractor or otherwise,

                           (ii) Except as described in Schedule 4(e)(ii) (the
"Outside Services"), without the Company's prior written consent (which shall not be unreasonably withheld), the Physician shall not, during his employment under this Agreement, devote any time to consulting, lecturing, or engaging in any other self employment or employment activities. The Company consents to the Physician's participation in the Outside Services, provided that: (a) the Outside Services are not provided during the time period when the Physician's services are required pursuant to this Agreement; and, (b) the Outside Services do not affect, in any manner whatsoever, the Employee's ability to perform the services required pursuant to this Agreement.

                           (iii) The Physician shall immediately notify the
Company of any and all incidents, unfavorable occurrences, notices or claims made arising out of his services as soon as he becomes aware of this information and shall cooperate in any investigation and in the defense of any incidents, unfavorable occurrences, notices and claims.

         5.       DUTY TO ACCOUNT.

                  (a) Physician shall assign, account, and pay to the Company all accounts receivable, compensation and any other form of remuneration due from or paid by any source other than the Company attributable to medical services he has rendered in his professional capacity on behalf of the Company under this Agreement or sums which come into his possession which are attributable to the services of other employees of the Company, (collectively the "Company Receivables"), except as Company may otherwise agree in writing. Physician appoints the Company as his attorney in fact to execute, deliver and/or endorse checks, applications for payments, insurance claim forms or other instruments or documents, convenient or required in the exclusive discretion of the Company to fully collect, secure and realize all sums due to the Company in respect to services provided under this Agreement. The power of attorney is coupled with an interest, is irrevocable and shall survive the expiration or termination of this Agreement for a time period without limitation. Disability insurance benefits and medical expense reimbursements received by Physician pursuant to any formal plan of the Company shall not be considered a Company Receivable for purposes of this Section.

                  (b) All Company Receivables shall be the sole property of the Company. In no event shall Physician be entitled to any portion of the Company Receivables, or the proceeds from Company Receivables, during the Term, any Renewal Terms or after the termination of this Agreement, whether or not Company Receivables may have been derived in any way from the performance of Physician pursuant to the terms of this Agreement.

         6. REPRESENTATIONS AND WARRANTIES. The Physician represents and warrants to the Company as follows:


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                  (a) Physician is a physician duly licensed to practice
medicine under the laws of the State of Florida;

                  (b) Physician has complied with all laws, rules and regulations relating to the practice of medicine and is able to enter into and perform all duties under this Agreement;

                  (c) Physician is not a party to or bound by any other agreement or commitment, or subject to any restriction or agreement related to previous employment or consultation containing confidentiality or non-compete covenants or other relevant restrictions which may have a possible present or future adverse affect on the Company or the Physician in the performance of his duties under this Agreement; and,

                  (d) to his knowledge, Physician is in good physical and mental health and does not suffer from any illness or disability which could prevent him from fulfilling his responsibilities under this Agreement; and,

                  (e) the Physician has never: (i) had his professional license, Drug Enforcement Agency number, Medicare provider status or staff privileges at any hospital or medical facility suspended, relinquished, terminated or revoked; (ii) been reprimanded, sanctioned or disciplined by any licensing board or any federal, state, or local society or agency, governmental body, hospital, third party payor or specialty board; or, (iii) had a final judgment or settlement without judgment entered against him in connection with a malpractice or similar action for an amount in excess of Five Thousand Dollars ($5,000.00).

         The Physician agrees to immediately notify the Company of any fact or circumstance which occurs or is discovered during the Term and any Renewal Terms, which in itself or with the passage of time and/or the combination with other reasonably anticipated factors does render or will render any of these representations and warranties to be untrue.

         7.       CONFIDENTIALITY.

                  (a) CONFIDENTIAL INFORMATION. The Physician acknowledges that as a result of the Physician's employment with the Company, the Physician has and will necessarily become informed of, and have access to, certain valuable and confidential information of the Company, including, without limitation, trade secrets, technical information plans, lists of patients, data, records, fee schedules, computer programs, manuals, processes, methods, intangible rights, contracts, agreements, licenses, personnel information and the identity of health care providers (collectively, the "Confidential Information"), and that the Confidential Information, even though it may be contributed, developed or acquired in whole or in part by the Physician, is the Company's exclusive property to be held by the Physician in trust and solely for the Company's benefit. Accordingly, except as required by law, the Physician shall not, at any time, either during or subsequent to the Term and any Renewal Terms, use, reveal, report, publish, copy, transcribe, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to officers and employees of the Company and except for information which legally and legitimately is or becomes of general public knowledge from authorized sources other than the Physician.

                  (b) RETURN OF CONFIDENTIAL INFORMATION. Upon the termination of this Agreement, the Physician shall promptly deliver to the Company all Company property and possessions including all drawings, manuals, letters, notes, notebooks, reports, copies, deliverable Confidential Information and all other materials relating to the Company's business which are in the Physician's possession or control.

         8. NON-COMPETITION. Without the Company's prior written consent, which may be withheld in its absolute sole discretion, Physician agrees that he will not: (i) during the Term and any Renewal Terms of his employment under this Agreement and at any time within a two-year period from the date of termination of employment pursuant to Section 10 of this Agreement anywhere within twenty-five (25) miles from any location where the Physician provided medical services (the "Restricted Area"); on his own behalf or as a principal, partner, stockholder, officer, employee, agent, consultant, independent contractor, director or trustee of any person, partnership, entity, firm or corporation:


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                  (a) own, manage, operate, control or otherwise engage in a
Competing Business (as defined below), or receive any compensation in any capacity from any Competing Business;

                  (b) other than as a patient himself for as the Company directs, have any business relationship, in any capacity whatsoever, with any IPA, PHO, or any other form of an integrated delivery system, competing medical practice or medical services delivery system which is operated in or affiliated in any manner with medical practices in the Restricted Area;

                  (c) attempt to solicit or solicit the patients or facilities serviced by the Company to terminate, curtail or restrict their relationship with the Company or attempt to provide or provide those patients or facilities with medical services previously furnished to them by the Physician while employed by the Company during the Term and any Renewal Terms;

                  (d) otherwise divert or attempt to divert from the Company any business or business opportunity whatsoever; or,

                  (e) attempt to solicit or solicit any person employed or contracted by the Company, or any of their affiliates, to leave their employment or not fulfill their contractual responsibility, whether or not the employment or contracting is full-time or temporary, pursuant to a written or oral agreement, or for a determined period or at will.

                  The term "Competing Business" shall mean any business which is competitive with the Company, which is specifically agreed to by the parties to be the management, provision and operation of hospital-based medical services, including pathology and rheumatology services for hospitals, ambulatory surgical facilities and similar organizations; the management and organization of any rheumatology networks; the provision of rheumatology services; the operation and management of a management services organization ("MSO") available for contract to physicians, hospitals, healthcare facilities, integrated delivery systems, PHOS, IPAs and physician networks; and, the acquisition and operation of primary care and specialty physician offices.

                  In the event that the Company commits a breach of a material term of this Agreement (after the Company has received at least thirty (30) days written notice of that material breach and the Company has failed to remedy that breach within the thirty day period) then Sections 8(a), (b), (c) and (d) shall not apply.

Notwithstanding anything contained in this Section 8, should the Company not elect to extend the Term or any Renewal Term by sending Physician a Renewal Notice as described in Section 2, then Sections B(a), (b), (c) and (d) shall not apply.

         9. REMEDIES. The Physician and the Company each acknowledge that: (i) the services Physician will render under this Agreement are special and unique and cannot be replaced by the Company; (ii) the event of a breach by the Physician of the provisions of Sections 4(c), 5, 7, 8 or 11 (a) will cause the Company irreparable harm; and, (iii) monetary damages in an action at law would not provide an adequate remedy in the event of a breach. Accordingly, the Physician agrees that, in addition to any other remedies (legal, equitable or otherwise) available to the Company, the Company may seek and obtain injunctive relief against the breach or threatened breach of the provisions of Sections 4(c), 5, 7, 8 or 11(a) as well as all other rights and remedies available at law and equity including, without limitation, the right to be indemnified by Physician for all claims, damages, actions, suits whatsoever for a breach of Sections 4(c), 5, 7, 8 or 11(a) and if the Company prevails in litigation against the Physician, its reasonable attorneys' fees, expenses and costs incurred in enforcing any provisions of Sections 4(c), 5, 7, 8 or 1l(a), whether or not litigation is instituted, and if instituted, at pre-trial, trial and appellate levels. Nothing contained in this Section 9 shall be construed as prohibiting the Company and all other injured parties from pursuing all other remedies available to them for a breach or threatened breach of the provisions of Sections 4(c), 5, 7, 8 or 11(a), including the recovery of compensatory and punitive damages from Physician. Physician further acknowledges and agrees that the covenants contained in Sections 4(c), 5, 7, 8 or 1l(a) are necessary for the protection of the Company's legitimate business and professional duties, ethical obligations and interests, and are reasonable in scope and content.


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         10. TERMINATION. This Agreement may be terminated prior to the expiration of the Term described in Section 2, upon the occurrence of any of the following events:

                  (a) DEATH. This Agreement will automatically terminate upon the death of the Physician. The Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Physician's beneficiary or beneficiaries from and after the date of the Physician's death, other than as provided in Section 10(e).

                  (b) DISABILITY. This Agreement may be terminated at the Company's option, exercisable in its absolute sole discretion, if the Physician shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" means the Physician's inability to perform his duties under this Agreement for a period of any six (6) consecutive months due to illness, accident or any other physical or mental incapacity. The Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Physician from and after the date of termination under this provision, other than as provided in Section 10(e).

                  (c) CAUSE. This Agreement may be terminated for cause at the Company's option, at any time. Cause shall mean, for purposes of this Agreement, the Physician's: (i) material breach of any provision of this Agreement; (ii) willful refusal to perform any duty directed by the Company's Board of Directors or a supervising officer, an executive of the Company or any authorized delegates, which is reasonably within the scope of the Physician's duties; (iii) misappropriation of assets or business opportunities of the Company for personal or non-Company use; (iv) conviction of any criminal act except for a minor traffic offense; (v) commission of fraud, embezzlement, or breach of trust relating to or arising out of his relationship with the Company, its subsidiaries and affiliates; (vi) revocation or suspension of Physician's license to practice medicine under the laws of the State of Florida after appeal fights have been exhausted (provided that a good faith and probable appeal has been made); (vii) inability to obtain adequate professional liability coverage in accordance with Section 3(e) of this Agreement due to the Physician's claims history or fault; (viii) failure or inability to competently and adequately perform his duties under this Agreement as determined by the Company's Board of Directors, exercisable in its reasonable discretion; or,
(ix) Physician's breach of this obligations contained into Section 1l(a) of this Agreement. Prior to the Company's termination of this Agreement for cause under Section 10(c)(ii, vi or viii), the Company shall first have provided Physician with at least thirty (30) days prior written notice and Physician shall have not, within that thirty (30) days remedied, to the Company's reasonable satisfaction, the basis of that termination. The Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Physician from and after the date of the Physician's termination under this provision, other than as provided in Section 10(e).

                  This Agreement may be terminated for cause at the Physician's option, for the Company's failure to materially perform its obligations to the Physician under this Agreement after the Company has received at least thirty
(30) days prior written notice of that material failure and the Company has failed within that thirty (30) day period to remedy that substantial failure to the Physician's reasonable satisfaction.

                  (d) VOLUNTARY. This Agreement may be terminated by either party, without cause, upon the following events: (i) by the Company by not electing to extend the Term or any Renewal Terms as described in Section 2; or,
(ii) by the Physician by sending a Rejection Notice. The Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Physician from and after the date of termination of this Agreement under this provision, other than as provided in Section 10(e).


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                  (e) OBLIGATIONS. In the event of a termination under Sections
10(a), (b), (c) or (d), the Company shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Physician from and after the date of termination, other than payments or benefits accrued and due and payable to Physician prior to the date of the termination.
Physician shall, upon Company's request and immediately upon notice, vacate all premises, including all facilities serviced by the Company. Physician shall return all of the property of the Company and its affiliates that is in his possession or control.

         11.      MISCELLANEOUS.

                  (a) SUBSTANCE ABUSE POLICY. It is the Company's policy (the "Policy") that none of its employees shall use or abuse any controlled substances at any time (other than those medications lawfully prescribed by a medical doctor in a reasonable diagnosis and which do not interfere with the Employee's capacity to perform his or her obligations under this Agreement) or be under the influence of alcohol or be affected by the Use of alcohol during the time period required to perform their duties and obligations under any employment agreements. Company and Physician both acknowledge and agree that the purpose of this Policy is for the benefit of the Company, the Physician and the individuals whom they serve.

                  In compliance with this Policy, during the Term and any Renewal Terms Physician agrees to submit to random drug testing immediately upon the Company's request. Testing may include, but shall not be limited to, the taking of blood and urine samples and utilization of gas chromatography. In the event that a positive test result is reached indicating a violation of the Company's Policy, the Physician may, at his own expense and subject to the supervision and approval of the Company of the manner and testing facilities utilized, elect to have a second drug test performed, at a time which is no longer than two days after the initial positive results were received by the Company and the Employee. The Company may, in its sole and absolute discretion, terminate the Physician for cause pursuant to Section 10(c) of this Agreement in the event either: (i) a positive test result is received in the initial drug test and the Physician fails to exercise his option for a second test in the manner provided for in this Section; or, (ii) positive test results are received from both tests. In the event that the second test result is negative, the Company may, at any time, retest the Physician pursuant to the terms of this Section.

                  (b) SURVIVAL. The provisions of Sections 6, 7, 8, 9, 10(d) and 11 shall survive the termination of this Agreement for a time period without limitation.

                  (c) ENTIRE AGREEMENT; WAIVER. This Agreement contains the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties relating to this Agreement's subject matter. This Agreement may not be modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions shall be binding unless in writing and signed by the party against whom it is sought to be enforced; provided however, that Physician's compensation may be increased at any time by the Company without in any way affecting all of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations under this Agreement shall not be construed to be a waiver of any provisions by a party nor to in any way affect the validity of this Agreement or a party's right to enforce any provision of this Agreement, nor to preclude a party from taking any other action at any time which it would legally be entitled to take.

                  (d) MERGERS AND CONSOLIDATION; SUCCESSORS AND ASSIGNS. Physician shall not have the right to assign, or delegate this personal service Agreement, or any of his rights or obligations under this Agreement, without the Company's consent. The preceding sentence shall not hinder the Physician's estate from being entitled to receive all accrued and unpaid compensation and benefits due to Physician at the time of his death. The Company may freely assign and delegate all of its rights and duties under this Agreement. Additionally, the parties each agree that upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company or any other entity, or upon the merger or consolidation of the Company with another company or any other entity, this Agreement shall inure to the benefit of, and be binding upon, both Physician and the Company and any entity purchasing the assets, business and goodwill, or surviving merger or consolidation.

                  (e) ADDITIONAL ACTS. The Physician and the Company each agrees to execute, acknowledge and deliver all further instruments, agreements or documents and do all further acts that are necessary or expedient to carry out this Agreement's intended purposes. Each party recognizes that time is of the essence with respect to each of their obligations in this Agreement. Each party agrees to act as soon as practicable in light of the particular circumstances and use their best efforts in as timely a fashion as possible to maximize the intended benefits of this Agreement.

                  (f) NOTICES. Whenever any notice, demand or request is required or permitted under this Agreement, that notice, demand or request shall be either hand-delivered in person or sent by United States Mail, registered or certified, postage prepaid, or delivered via overnight courier to the addresses below or to any other address that either party may specify by notice to the other party. Neither party shall be obligated to send more than one notice to the other party and no notice or a change of address shall be effective until received by the other party. A notice shall be deemed received upon hand delivery, two business days after posting in United States Mail or one business day after dispatch by overnight courier.

To the Company:               Arthritis and Rheumatic Disease Specialties, Inc
                              100 SE 2nd Street, 36th Floor
                              Miami, FL 33131
                              Arm: Susan Turbo, General Counsel

To the Physician:             Norman Gaylis, M.D.
                              100 NW 170th Street, Suite 105
                              North Miami Beach, FL 33169

                  (g) HEADINGS. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms or provisions of this Agreement. References in this Agreement to Sections are to the sections of this Agreement.

                  (h) CONSTRUCTION. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted, including any presumption of superior knowledge or responsibility based upon a party's business or profession or any professional training, experience, education or degrees of any member, agent, officer or employee of any party. If any words in this Agreement have been stricken out or otherwise eliminated (whether or not any other words or phrases have been added) and the stricken words initialed by the party against whom the words are construed, this Agreement shall be construed as if the words so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that those words were stricken out or otherwise eliminated.

                  (i) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  (j) SEVERABILITY. The invalidity or unenforceability of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement or any pan of any provision, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid or unenforceable, this Agreement shall be construed as if such invalid or unenforceable word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted or shall be enforced as nearly as possible according to their original terms and intent to eliminate any invalidity or unenforceability. If any invalidity or unenforceability is caused by the length of any period of time or the size of any area set forth in any part of this Agreement, the period of time or area, or both, shall be considered to be reduced to a period or area which would cure the invalidity or unenforceability.

                  (k) GOVERNING LAW. This Agreement is made and executed and shall be governed by the laws of the State of Florida, without regard to its conflicts of laws principles.

                  (l) NO THIRD PARTY BENEFICIARIES. All obligations of the Company under this Agreement are imposed solely and exclusively for the benefit of Physician, and no other person will have standing to enforce, be entitled to or be deemed to be the beneficiary of any of these obligations.

                  (m) LITIGATION; PREVAILING PARTY. In the event of any arbitration or litigation, including appeals, with regard to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable fees, costs, and expenses of counsel (at pretrial, trial and appellate levels).

                  (n) JURISDICTION; VENUE: INCONVENIENT FORMAL JURY TRIAL. ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA IN DADE COUNTY, AND THE PARTIES ACCEPT THE EXCLUSIVE PERSONAL JURISDICTION OF THOSE COURTS FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING. IN ADDITION, THE PARTIES KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR LATER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT BROUGHT IN THE STATE OF FLORIDA, AND FURTHER, KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF FLORIDA HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THIS AGREEMENT.

         Each of the parties have duly executed this Agreement as of the Execution Date.


                                   COMPANY:


                                   ARTHRITIS AND RHEUMATIC DISEASE SPECIALTIES,
                                   INC., a Florida corporation


                                   By:  /s/ Susan Tarbe
                                       ----------------------------------------
                                       Susan Tarbe, Vice President


                                   PHYSICIAN:

                                   NORMAN GAYLIS, M.D.

                                     /s/ Norman Gaylis, M.D.
                                   --------------------------------------------
                                   Norman Gaylis, M.D.